AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into effective as of September 3, 2017 (the “Effective Date”), by and between CirTran Corporation, a Nevada corporation (“Employer”), and Iehab J. Hawatmeh (“Employee”), and reinstates and amends that certain Employment Agreement dated August 1, 2009, between Employer and Employee (together the “Agreement”).

Recital

A. Employer and Employee desire to provide for Employee’s retention and reinstatement as Employer’s chief executive officer and to amend the previous employment agreement.

B. Capitalized terms used herein and not defined in this Amendment have the meanings given them in the Agreement, as applicable.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual covenants set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confirmed, the parties agree as follows:

1. Employee’s Reinstatement as Chief Executive Officer. Employer desires to reinstate the employment of Employee as of the Effective Date.

2. Amendment to Agreement. On the Effective Date, the Agreement is hereby amended as follows:

(a) Subsection 1(a)(iii) is amended and replaced in its entirety as follows:

While Employee’s salary is waived (as set forth in subsection 2(a)), Employee is free to devote such time as he may deem appropriate to engage in other business activities not on behalf of Employer. Employee will not be required to devote his full business time, attention, and energies to the duties of his employment under this Agreement until such time as his full salary is reinstated.

(b) Subsection 1(b) is amended and replaced in its entirety as follows:

Employment Term. Subject to Section 4, the term of Employee’s employment (the “Employment Term”) will continue until September 3, 2018 (the “Termination Date”); provided, however, that the Termination Date will be automatically extended for successive one-year periods unless either party gives the other written notice of nonextension at least 90 days before the then Termination Date.

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(c) Subsection 2(a) is amended and replaced in its entirety as follows:

Salary. During the Employment Term, in consideration for the services to be rendered hereunder, and subject to the terms and conditions of this Agreement, Employer hereby agrees to pay to Employee, in accordance with its normal payroll practices, an annual base salary in an amount and to begin on a commencement date to be determined by Employer’s board of directors (the “Annual Base Salary”), with such yearly increases (but once increased not decreased) thereafter as Employer decides, but not less than 5%. At the Effective Date, Employee has agreed to waive his Annual Base Salary until September 3, 2018. All compensation is subject to all applicable tax withholding and similar requirements under applicable law.

(d) The word “beverage” should be deleted from subsection 2(b)(iii).

3. General.

(a) Except as amended hereby, the Agreement will continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter, or communication issued or made pursuant to, or respecting, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement, as amended.

(b) This Amendment will be governed by and construed under and in accordance with the laws of the state of Utah, without regard to the principles of conflicts of law.

(c) This Amendment may be executed in multiple counterparts, and any counterpart may be executed by original, portable document format (pdf), or facsimile signature, each of which when executed and delivered will be deemed an original, but all of which will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

CIRTRAN CORPORATION

By:	/s/ Kathryn Hollinger
Name:	Kathryn Hollinger
Its:	Director

/s/ Iehab J. Hawatmeh
IEHAB J. HAWATMEH

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